                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                            MAGNETEK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                              26 Century Boulevard
                                P.O. Box 290159
                        Nashville, Tennessee 37229-0159

                                                                 October 1, 1996

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of MagneTek, Inc. It will be held on Thursday, October 24, 1996 at 10:00 a.m., at the offices of MagneTek, Inc., 26 Century Boulevard, Nashville, Tennessee 37214.

    The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Stockholders. In addition to the agenda items, there will be a report on operations and an opportunity for questions. We have also included the Annual Report for the 1996 fiscal year.

    We hope you can attend the meeting. Whether or not you can attend, it is important that you sign, date and return your proxy as soon as possible. If you decide to attend the meeting, you may vote in person if you desire, even if you previously mailed your proxy card. Your vote, regardless of the number of shares you own, is important. We urge you to indicate your approval by voting FOR the matters indicated in the Notice.

    On behalf of the Board of Directors, we thank you for your cooperation.

                                          Sincerely,

                                          Andrew G. Galef
                                          Chairman of the Board of Directors

                                     [LOGO]

                              26 Century Boulevard
                                P.O. Box 290159
                        Nashville, Tennessee 37229-0159

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

TO THE STOCKHOLDERS OF MAGNETEK, INC.:

    Notice is hereby given that the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") will be held on Thursday, October 24, 1996, at 10:00 a.m., at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214 for the following purposes:

        1. To elect the Company's Board of Directors for the ensuing year to serve until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified.

        2. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    The record date for purposes of determining stockholders entitled to receive notice of and to vote at the 1996 Annual Meeting is the close of business on September 13, 1996. Only stockholders of record as of that time are entitled to such notice and to vote at the Annual Meeting.

    All of the Company's stockholders are invited to attend the Annual Meeting. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED WITH THIS NOTICE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU SEND IN YOUR PROXY PRIOR TO THE MEETING.

                                          By Order of the Board of Directors,

                                          Samuel A. Miley
                                          Vice President, General Counsel and
                                          Secretary

Nashville, Tennessee
October 1, 1996

                                     [LOGO]
                              -------------------

                                PROXY STATEMENT
                               -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 24, 1996

    The Board of Directors of the Company is soliciting the enclosed Proxy for use at the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of MagneTek, Inc. (the "Company") to be held on Thursday, October 24, 1996, at 10:00 a.m., at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214. This Proxy Statement was initially sent to stockholders on or about October 1, 1996.

    Shares represented by a Proxy will be voted at the Annual Meeting as directed if it is properly executed and delivered. In the absence of instructions, shares represented by valid Proxies will be voted in accordance with the recommendations of the Board of Directors set forth herein. At any time prior to the voting, a Proxy may be revoked by written notice to the Secretary of the Company or by subsequently filing another properly executed Proxy. Any stockholder present at the meeting may vote in person even though the stockholder may have previously given a Proxy.

    The cost of solicitation of Proxies will be paid by the Company. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of Proxies at a fee not expected to exceed $7,000 plus reasonable disbursements. In addition to solicitation of Proxies by use of the mail, D.F. King & Co., Inc. and directors, officers or employees of the Company may, without additional compensation, solicit Proxies personally, by telephone or by other appropriate means. The Company will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of the common stock of the Company in their names for others to send proxy materials and annual reports to and to obtain proxies from their principals, and the Company will reimburse them for the reasonable expenses incurred in doing so.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    Voting rights are vested exclusively in holders of the Company's common stock, par value $.01 per share ("Common Stock"). As of the close of business on September 13, 1996, there were 25,515,147 shares (excluding 12,367 treasury shares) of Common Stock outstanding. Each share of Common Stock outstanding on such date is entitled to one vote on all matters. The presence of a majority of the outstanding shares of Common Stock, either represented in person or by proxy at the meeting, is necessary to constitute a quorum for purposes of conducting business at the Annual Meeting.

    Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. Under applicable Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. To the Company's knowledge, no matters other than those described in this Proxy Statement will be presented at the meeting.

    The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Stock as of August 30, 1996 (except as otherwise indicated) by (i) each entity believed by the Company to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table below, and (iv) all current executive officers and directors of the Company as a group. Except as otherwise indicated below, the address of each such person is that of the Company, 26 Century Boulevard, P.O. Box 290159, Nashville, Tennessee 37229-0159.

                                                                   NUMBER OF
                                                                   SHARES(1)     PERCENT
                                                                   ----------  -----------
J.P. Morgan & Co., Incorporated (2)                                 3,488,630         13.7%
  60 Wall Street
  New York, NY 10260
The Capital Group Companies, Inc. (3)                               2,311,000          9.1
  333 South Hope Street
  Los Angeles, CA 90071
ICM Asset Management, Inc. (4)                                      2,245,200          8.8
  601 W. Main Avenue, Suite 917
  Spokane, WA 99201
Pacific Financial Research, Inc. (5)                                1,862,300          7.3
  9601 Wilshire Boulevard, Suite 800
  Beverly Hills, CA 90210
Andrew G. Galef (6)                                                   954,704          3.7
Ronald N. Hoge (7)                                                    121,300          *
Dewain K. Cross                                                        41,800          *
Paul J. Kofmehl (8)                                                     8,000          *
A. Carl Kotchian                                                        3,000          *
Crocker Nevin (9)                                                      51,375          *
Kenneth A. Ruck                                                         8,000          *
Marguerite W. Sallee (10)                                               8,000          *
Robert E. Wycoff (11)                                                   1,000          *
Antonio Canova (12)                                                    36,600          *
Brian R. Dundon (13)                                                  282,941          1.1
John E. Steiner (14)                                                   45,467          *
David P. Reiland (15)                                                 190,122          *
Executive Officers and Directors                                    2,041,882          7.7
  as a group, including those
  persons named above
  (21 persons) (16)

------------------------
 * Less than one percent

NOTES:

 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them.

 (2) As of June 30, 1996, according to public filings. In its most recent available public filings, J.P. Morgan & Co., Incorporated ("J.P. Morgan") states that some of these shares may be held by its subsidiaries; J.P. Morgan has sole investment power with respect to all these shares and sole voting power with respect to 2,692,510 of these shares; and the amount includes 306,250 shares that J.P. Morgan has a right to acquire.

 (3) As of June 30, 1996, according to public filings. In its most recent available public filings, The Capital Group Companies, Inc. states that it has sole investment power with respect to all these shares and sole voting power with respect to 760,200 of these shares.

 (4) As of June 30, 1996, according to public filings. In its most recent available public filings, ICM Asset Management, Inc. ("ICM") states it has sole investment power with respect to all these shares and sole voting power with respect to 1,489,800 of these shares. According to its public filings, ICM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

 (5) As of June 30, 1996, according to public filings. In its most recent available public filings, Pacific Financial Research, Inc. states that it is an investment advisor.

 (6) Includes 357,750 shares issuable upon exercise of options by Mr. Galef. Also includes 591,954 shares held in a trust, as to which Mr. Galef disclaims beneficial ownership. Also includes 5,000 shares held by Mr. Galef's spouse, as to which Mr. Galef disclaims beneficial ownership.

 (7) Includes 3,000 shares held by Mr. Hoge's children, as to which Mr. Hoge disclaims beneficial ownership.

 (8) The shares shown for Mr. Kofmehl are held by his spouse, as to which Mr. Kofmehl disclaims beneficial ownership.

 (9) Includes 48,375 shares issuable upon exercise of options by Mr. Nevin.

(10) Includes 5,000 shares held by Ms. Sallee's spouse, as to which Ms. Sallee disclaims beneficial ownership.

(11) Includes 1,000 shares held in a trust, as to which Mr. Wycoff disclaims beneficial ownership.

(12) Includes 36,600 shares issuable upon exercise of options by Mr. Canova.

(13) Includes 149,275 shares issuable upon exercise of options by Mr. Dundon.

(14) Includes 45,170 shares issuable upon exercise of options by Mr. Steiner.

(15) Includes 141,250 shares issuable upon exercise of options by Mr. Reiland. Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership.

(16) Includes 993,470 shares issuable upon exercise of options by executive officers and directors as a group, and 25,363 shares held in the MagneTek FlexCare Plus Retirement Savings Plan (a 401(k) plan) as of June 30, 1996. Also includes, for certain executive officers and directors, shares held by spouses, as to which such executive officers and directors disclaim beneficial ownership, and shares held by limited partnerships or trusts, as to which such executive officers and directors disclaim beneficial ownership.

                                   DIRECTORS

    The following table sets forth certain pertinent information regarding the individuals who have been nominated by the Nominating Committee of the Board of Directors to serve as directors of the Company. All of the individuals listed are currently directors of the Company. A. Carl Kotchian and Kenneth A. Ruck are currently directors who are not standing for re-election to the Board of Directors.

             NAME                 AGE                         POSITION
-------------------------------   ----  -----------------------------------------------------
Andrew G. Galef................    63   Chairman of the Board of Directors
Ronald N. Hoge.................    51   President, Chief Executive Officer and Director
Dewain K. Cross................    58   Director
Paul J. Kofmehl................    68   Director
Crocker Nevin..................    73   Director
Marguerite W. Sallee...........    50   Director
Robert E. Wycoff...............    66   Director

    Mr. Galef has been the Chairman of the Board of Directors since July 1984. He also is the Chairman of the Nominating Committee and a member of the International Operations Committee. Mr. Galef was the Chief Executive Officer of the Company from September 1993 until June 1996. He has been President of The Spectrum Group, Inc. ("Spectrum"), a private investment and management firm, since its incorporation in California in 1978 and its Chairman and Chief Executive Officer since 1987. Prior to the formation of Spectrum, Mr. Galef was engaged in providing professional interim management services to companies with serious operating and financial problems. Mr. Galef is presently a director of Warnaco, Inc., a diversified apparel manufacturer, and its parent, The Warnaco Group, Inc., and was formerly Chairman of Aviall, Inc., a company providing aircraft engine refurbishment and related products and services, and Exide Corporation, a manufacturer of automotive and industrial batteries. Mr. Galef also currently serves as a director, and was formerly the Chairman, of Petco Animal Supplies, Inc. In addition, Mr. Galef serves as chairman or a director of other privately held Spectrum portfolio companies.

    Mr. Hoge was elected as the President and Chief Executive Officer of the Company in June 1996. He became a Director of the Company in July 1996. From 1993 until May 1996, Mr. Hoge was President of the Aerospace Equipment Systems Division of Allied Signal, Inc. From 1986 to 1993, he was President and Chief Executive Officer of Onan Corporation, the generator subsidiary of Cummins Engine Company. He also served as President of Cummins Brasil S.A. for five years. From 1971, when he first joined Cummins, until 1978, he served in progressive staff positions, including Manager of Corporate Responsibilities, and managed the start-up of Cummins' diesel engine factory in Daventry, England. Mr. Hoge earned a Bachelor's degree in Mathematics from Amherst College in 1967. He received his MBA in Marketing from Stanford University in 1970, completing graduate studies in Public Administration at the University of California, Berkeley, the same year. Mr. Hoge has been serving as a director of Merrill Corporation since June 1989. He was also a director of Graco Corporation from 1990 to 1993.

    Mr. Cross has been a Director of the Company since November 1994. He is Chairman of the Audit Committee and a member of the Pension Committee. Mr. Cross joined Cooper Industries, Inc. in 1966 as Manager of Taxation and subsequently served as Director, Accounting and Taxation, Assistant Controller, and Treasurer. Mr. Cross was appointed Vice President, Finance of Cooper Industries in 1972 and was named Senior Vice President, Finance of Cooper Industries in 1980. Mr. Cross retired from Cooper Industries in April 1995. Mr. Cross served for several years as a member of the Financial Council II of the Manufacturers' Alliance for Productivity and Innovation, and he is a member of the American Institute of Certified Public Accountants.

    Mr. Kofmehl has been a Director of the Company since November 1990. He is Chairman of the International Operations and Pension Committees and a member of the Compensation Committee. Mr. Kofmehl held various positions with International Business Machines Corp. from 1955 until his retirement in 1988, most recently serving as IBM Vice President and Group Executive, Americas Group, and as a member of the IBM Corporate Management Board. During his career at IBM, Mr. Kofmehl had executive responsibilities for various international sectors, including Europe, Canada, Latin America, the Middle East and Africa.

    Mr. Nevin has been a Director of the Company since July 1984. He is a member of the Audit, Compensation and Nominating Committees. Mr. Nevin served as Chairman and Chief Executive Officer of CF&I Steel Co. from 1985 to 1993. CF&I Steel Co. filed a voluntary petition for reorganization under Federal bankruptcy law in November 1990. Mr. Nevin is also a director of the BOC Group PLC.

    Ms. Sallee has been a Director of the Company since January 1995. She is Chairman of the Compensation Committee and a member of the Pension Committee. Ms. Sallee is the President and Chief Executive Officer of Corporate Family Solutions, which she co-founded in 1987. In 1994 Ms. Sallee was named the first woman chairman of the Nashville Area Chamber of Commerce, and is active in civic and business matters in Tennessee. Ms. Sallee also serves as a director of Proffitt's and as a director of NationsBank for Tennessee and Kentucky.

    Mr. Wycoff has been a Director of the Company since January 1996. He is a member of the Audit, Compensation, and International Operations Committees. Mr. Wycoff was President and Chief Operating Officer of Atlantic Richfield Company ("ARCO") from January 1986 until June 1993. He was also a director of ARCO, a director of ARCO Alaska, Inc., and a director of ARCO Foundation, Inc. In addition, he served as Chairman of the Board and as a director of Lyondell Petrochemical Company. Following his retirement from these positions on June 1, 1993, he became President Emeritus of ARCO. Mr. Wycoff is currently a Board Member of the Electric Power Research Institute (EPRI). He is also Chairman of LEARN and serves on the Board of Governors of LAMP, civic organizations dedicated to education reform.

    Mr. Kotchian has been a Director of the Company since January 1986. He is a member of the Audit, Nominating and Pension Committees. He retired as Vice Chairman of the Board of Directors of Lockheed Corporation in 1976. Since his retirement, Mr. Kotchian has served as a consultant to Aviall, Inc.; Daniel, Mann, Johnson & Mendenhall; and Consolidated Equities Corporation. Mr. Kotchian is also a director of Vard Newport.

    Mr. Ruck has been a Director of the Company since April 1994. He is a member of the Audit Committee. From 1988 to 1992, Mr. Ruck was President and Chief Executive Officer of EPE Technologies, Inc., a manufacturer of uninterruptible power supplies. He has served as a consultant to and a director of Statordyne Corporation, a power protection manufacturing company, since July 1993, and as Chairman of the Board and Chief Executive Officer from February to October 1995. Statordyne Corporation filed a voluntary petition for reorganization under Federal bankruptcy law in August 1995. Mr. Ruck is also a director of P.E.A.C. Corp., a specialty retail company.

    Directors serve for one year and thereafter until their successors are duly elected and qualified. Directors who are not employees of the Company receive
(i) an annual fee of $24,000, (ii) an annual fee of $4,000 for chairmanship of each committee, (iii) $1,500 for each Board meeting attended, and (iv) $1,000 for each committee meeting attended (applicable only to the chairman and members of a given committee). Officers serve at the discretion of the Board of Directors. Mr. Galef and Mr. Hoge do not receive any directors' fees. Directors may also receive stock option awards pursuant to the Company's Non-Employee Director Stock Option Plan, and stock appreciation rights pursuant to the 1991 Director Incentive Compensation Plan and the 1991 Discretionary Director Incentive Compensation Plan, each as described below.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    MEETINGS. During fiscal year 1996,(1) the Board of Directors met in regular or special session five times. The Compensation Committee met six times, the Audit Committee met five times, the Pension Committee met four times and the Nominating Committee met once. The International Operations Committee did not meet during fiscal year 1996. The number of meetings includes telephonic meetings and does not include actions taken by unanimous written consent of the members of the Board or the Committees. Each of the

---------
(1) The Company uses a 52-53 week fiscal year which ends on the Sunday nearest June 30. Accordingly, the Company's 1996 fiscal year ended on June 30, 1996 and contained 52 weeks.

Company's directors who has been nominated for re-election (or election) attended at least 75% of the meetings of the Board of Directors (held during the period for which he or she has been a director) and the meetings of the committees of which he or she is a member (held during the period for which he or she has been a member).

    STANDING COMMITTEES. The Audit Committee monitors the Company's basic accounting policies and the adequacy of internal controls, reviews its internal audit and management reports and the reports of its independent auditors, and makes recommendations regarding the appointment of its independent auditors. The Compensation Committee reviews and approves the compensation of executive officers and of certain key employees and generally approves grants under the 1987 Stock Option Plan of MagneTek, Inc. and the 1989 Incentive Stock Compensation Plan of MagneTek, Inc. See "Executive Compensation" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation." The International Operations Committee monitors the Company's international operations and reviews and makes recommendations regarding potential foreign acquisitions and international financings. The Nominating Committee proposes nominees for election or re-election to the Board of Directors. Should a vacancy in the Board of Directors occur, the Nominating Committee will seek and nominate qualified individuals. The Nominating Committee will consider nominees for director whose names are timely submitted by holders of Common Stock in writing addressed to the Chairman of the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission. The Pension Committee evaluates and recommends to the Board of Directors revisions to Company health, welfare and retirement plans believed to be appropriate. The Pension Committee also selects and evaluates the performance of the Company's independent fund investment managers.

OTHER DIRECTOR COMPENSATION

    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. The Company's Non-Employee Director Stock Option Plan (the "Director Plan") became effective on June 30, 1995. Under this Director Plan, each qualifying Director (any Director of the Company who on the date of the grant is neither an officer nor an employee of the Company or a subsidiary of the Company) is automatically granted annually, on each June 30, a non-qualified stock option to purchase 4,000 shares of the Company's common stock. The per share exercise price of the option is the fair market value of a share of the Company's common stock on the date of the grant. In 1996, each of Messrs. Cross, Kofmehl, Kotchian, Nevin, Ruck, Wycoff and Ms. Sallee received an option to purchase 4,000 shares. Options with respect to 50% of the shares are exercisable one year after the date of the grant and options with respect to the remaining 50% of the shares are exercisable two years after the date of the grant. This Director Plan replaced the automatic grant of stock appreciation rights under the Company's 1991 Director Incentive Compensation Plan.

    1991 DIRECTOR INCENTIVE COMPENSATION PLAN. The 1991 Director Incentive Compensation Plan of MagneTek, Inc. authorizes the grant of stock appreciation rights ("SARs") to the Company's directors. This plan was essentially replaced by the Non-Employee Stock Option Plan, as discussed above; however, the plan still provides that Mr. Kofmehl will receive SARs with respect to 11,500 shares for each of the fiscal years 1995 through 1998, all at a base price of $14.56 per share. All grants made under this plan are exercisable for cash only.

    1991 DISCRETIONARY DIRECTOR INCENTIVE COMPENSATION PLAN. The 1991 Discretionary Director Incentive Compensation Plan of MagneTek, Inc. authorizes the Compensation Committee to grant SARs to the Company's non-employee directors who are not members of the Compensation Committee. The Compensation Committee selects the non-employee directors to whom the SARs will be granted from time to time, determines the number of shares to be subject to such SARs and determines the terms and conditions of such SARs, including when they become exercisable. The base price of the shares of Common Stock subject to the SARs is also set by the committee but may not be less than the fair market value of such shares on the grant date. Certain significant transactions involving the company or its stock will accelerate the vesting of all SARs then outstanding. SARs under this plan expire ten years from the date of grant and are exercisable for cash only. No SARs were granted under this plan in fiscal year 1996.

                             EXECUTIVE COMPENSATION

COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the three most recent fiscal years of those persons who served as the Company's Chief Executive Officer during the last fiscal year, and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Officers"):

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                          -------------------------
                                                                                       SECURITIES
            NAME AND                              ANNUAL COMPENSATION     RESTRICTED   UNDERLYING
           PRINCIPAL                FISCAL     -------------------------    STOCK     OPTIONS/SARS       ALL OTHER
            POSITION                 YEAR        SALARY      BONUS(1)      AWARD(S)     (SHARES)      COMPENSATION(2)
--------------------------------  -----------  ----------  -------------  ----------  -------------  -----------------
Andrew G. Galef (3)                     1996   $   --      $    --        $        0            0        $  --
  Chairman of the Board of              1995       --           --                 0            0           --
  Directors                             1994       --           --                 0      307,500           --
Ronald N. Hoge (4)                      1996       75,000           0      1,100,100      400,000                0
  President and Chief                   1995       --           --            --           --               --
  Executive Officer                     1994       --           --            --           --               --
Antonio Canova                          1996      188,000      50,000              0       40,000                0
  Executive Vice                        1995      173,248     108,000              0            0                0
  President                             1994      178,878      62,285              0       35,000                0
Brian R. Dundon                         1996      288,756      80,000              0       20,000            9,341
  Executive Vice                        1995      275,000      79,772              0            0            7,853
  President                             1994      255,500     206,250              0       60,000            9,447
John E. Steiner                         1996      210,485      56,982(5)           0       20,000            2,561
  Executive Vice                        1995      145,387      34,455              0       10,000            3,682
  President                             1994      121,246      60,128              0       20,000                0
David P. Reiland                        1996      325,000      37,800              0       20,000            4,377
  Senior Vice President                 1995      300,000      25,000              0            0            3,749
  and Chief Financial                   1994      245,000      83,750              0       55,000            5,859
  Officer

------------------------
NOTES:

(1) The amounts reflect bonuses for services rendered during the fiscal year indicated, which were paid in August of the subsequent fiscal year.

(2) The 1996 amounts reflect, for Messrs. Hoge, Dundon, Steiner, and Reiland:
    $0, $8,741, $1,961, and $3,777, respectively, reimbursed under the Senior Executive Medical Reimbursement Plan; and $0, $600, $600, and $600, respectively, contributed by the Company to the MagneTek FlexCare Plus Retirement Savings Plan (a 401(k) plan) for the account of such person. Messrs. Galef and Canova are not covered in the foregoing plans.

(3) Mr. Galef served as the Company's Chief Executive Officer until June 1996. Mr. Galef receives no direct compensation from the Company. Mr. Galef's services as Chairman of the Board of Directors and Chief Executive Officer were provided to the Company in accordance with the provisions of a management agreement with The Spectrum Group, Inc. See "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Certain Transactions" below. Shares listed under Long-Term Compensation Awards for Mr. Galef reflect exclusively base prices used to calculate stock appreciation rights.

(4) Mr. Hoge was appointed as the Company's President and Chief Executive Officer in June 1996. See "Employment Agreement" and "Report of the Compensation Committee of the Board of Directors on Executive Compensation" below.

(5) The amount reported for Mr. Steiner includes $30,782 for reimbursement of relocation expenses.

    OPTION GRANTS. Shown below is information regarding grants of stock options during the fiscal year ended June 30, 1996 to the Named Officers.

                         INDIVIDUAL
                           GRANTS
                        -------------                                                POTENTIAL REALIZABLE
                          NUMBER OF      PERCENTAGE OF                                 VALUE AT ASSUMED
                         SECURITIES          TOTAL                                     ANNUAL RATES OF
                         UNDERLYING      OPTIONS/ SARS     EXERCISE                STOCK PRICE APPRECIATION
                        OPTIONS/SARS      GRANTED TO       OR BASE                     FOR OPTION TERM
                         GRANTED(1)      EMPLOYEES IN       PRICE     EXPIRATION   ------------------------
         NAME             (SHARES)        FISCAL YEAR     ($/SHARE)      DATE        5% ($)      10% ($)
----------------------  -------------  -----------------  ----------  -----------  ----------  ------------
Andrew G. Galef              --               --              --          --           --           --
Ronald N. Hoge             100,000               8.5%     $   9.3125   4/25/2006   $  636,560  $  1,565,230
                           100,000               8.5         12.00     4/25/2006      367,810     1,296,480
                           100,000               8.5         16.00     4/25/2006       --           896,480
                           100,000               8.5         20.00     4/25/2006       --           496,480
Antonio Canova             40,000                3.4         12.6875   7/20/2005       89,760       400,308
Brian R. Dundon            20,000                1.7         12.6875   7/20/2005       44,880       200,154
John E. Steiner            20,000                1.7         12.6875   7/20/2005       44,880       200,154
David P. Reiland           20,000                1.7         12.6875   7/20/2005       44,880       200,154

------------------------
NOTES:

(1) Options were granted under the Company's 1989 Incentive Stock Compensation Plan and are exercisable with respect to one quarter of the shares covered thereby on each anniversary of the grant date with full vesting occurring on the fourth anniversary date, except that options granted to Mr. Hoge vest ratably on an annual basis over three years on the first, second and third anniversaries of April 25, 1996, June 30, 1997, June 30, 1998 and June 30, 1999 for those options with an exercise price of $9.3125, $12.00, $16.00 and $20.00, respectively. Certain significant transactions involving the Company or its stock will make the options granted under this plan exercisable immediately and, should the Company's Common Stock cease to be publicly traded, option holders would be entitled to receive cash in lieu of exercising and selling the shares subject to their options. During fiscal year 1996, the Company adopted a "reload feature" to this plan whereby officers of the Company will receive an automatic grant of a new option (the "reload option") for the number of shares withheld by the Company in a cashless exercise of options by such officer and/or for the number of shares withheld to pay the withholding tax due upon the exercise of such option. These reload options shall be granted with an exercise price equal to the fair market price at the time of grant, and under the 1989 Incentive Stock Compensation Plan.

    AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES. Shown below is information relating to the fiscal year-end value of unexercised options for each of the Named Officers.

                         NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                        OPTIONS/SARS AT FISCAL        OPTIONS AT FISCAL
                             YEAR-END(1)                 YEAR-END(2)
                      --------------------------  --------------------------
        NAME          EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------  -----------  -------------  -----------  -------------
Andrew G. Galef          561,500        153,750    $ 632,199    $         0
Ronald N. Hoge                 0        400,000            0         31,250
Antonio Canova            26,600         57,500            0              0
Brian R. Dundon          128,025         56,250        6,250              0
John E. Steiner           35,420         37,250       64,861              0
David P. Reiland         121,250         33,750        3,125              0

------------------------
NOTES:

(1) Amounts reflect shares underlying options, except that with respect to Mr. Galef amounts reflect shares underlying options and stock appreciation rights.

(2) Calculated using closing price on June 28, 1996 of $9.625 per share.

EMPLOYMENT AGREEMENT

    Mr. Hoge is paid a base salary of $500,000 per year and participates in the Company's annual incentive bonus program. Additionally, Mr. Hoge was granted 115,800 shares of restricted stock and four employee stock options, each for 100,000 shares of Common Stock, with varying exercise prices and vesting schedules. See footnote 1 under "Compensation -- Option Grants."

    The Company expects to enter into an employment agreement with Mr. Hoge that, among other items, will provide for (i) a term of employment through June 1, 1999, which term may be automatically renewed annually thereafter until terminated by Mr. Hoge or the Company or until the annual meeting of stockholders that first follows Mr. Hoge's 65th birthday, (ii) additional restricted stock grants during each of the years from 1997 through 2001 depending on the achievement of certain performance criteria measured by the average fair market value of the Company's Common Stock, (iii) reimbursement by the Company for certain of Mr. Hoge's living expenses and moving expenses which may be incurred in connection with his relocation to Nashville, and (iv) an interest-free loan of up to $1 million to be used to purchase a residence in Nashville, which loan will be secured by a first priority mortgage in the home and will have a term of not longer than two years.

    The Company also expects the employment agreement with Mr. Hoge to provide that (i) if his employment is terminated involuntarily other than for death, disability, cause or following a change in control, he will receive a lump-sum cash payment equal to all accrued and unpaid base salary plus a prorata portion of any bonus compensation for such year, his outstanding stock options will become fully exercisable, and, if Mr. Hoge so elects, the Company will repurchase his primary residence in the Nashville, Tennessee area at its fair market value; and (ii) if his employment is terminated following a change in control, his outstanding stock options will become fully exercisable, and he will receive a lump-sum cash payment equal to the sum of his accrued and unpaid base salary and bonus plus an amount equal to the lesser of (A) 2.99 times the sum of (x) his base salary plus (y) the bonus for the most recent fiscal year in which he received a bonus and (B) the maximum amount that the Company would be entitled to deduct as a compensation expense on its federal income tax return without regard to the $1 million limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

MAGNETEK FLEXCARE PLUS RETIREMENT PENSION PLAN

    The MagneTek FlexCare Plus Retirement Pension Plan (the "Retirement Plan") is a defined benefit retirement plan which covers employees of the Company (excluding employees of certain divisions and certain union employees). The Retirement Plan was established upon the merger of certain defined benefit retirement plans previously maintained by the Company. Although the Retirement Plan is a defined benefit plan, each non-union participating employee's accrued benefit is determined by the "cash balance" credited to the employee's retirement account. Such account is maintained for bookkeeping purposes only. "Contribution" amounts are credited to each employee's retirement account annually ranging from 3.5% to 4.5% of an employee's compensation up to the "integration level" and from 7% to 9% of compensation in excess of the "integration level" (as of January 1, 1994, compensation over $150,000 may not be considered). The actual percentage varies depending upon years of vesting service with the Company. The "integration level," which for calendar 1994 was $25,500, may vary annually. "Interest," based upon the rates payable on certain U.S. Treasury debt instruments, is also credited to the employee's bookkeeping account each year.

    Distributions are made in the event of retirement, death, disability or other termination of employment. Distributions are paid to vested participants in the form of a ten-year certain life annuity (unless a joint and survivor annuity is required or an alternative form of payment is elected) in a monthly amount equal to the balance of the employee's retirement account, divided by 120.

    The estimated annual benefits payable to Messrs. Hoge, Dundon, Steiner and Reiland under the Retirement Plan upon retirement at normal retirement age (in life only form) are approximately $24,504, $112,000, $44,173 and $112,000, respectively (assuming continued compensation at the present amounts (subject to the $150,000 limit) until normal retirement age and continued crediting of interest at the current rate, and disregarding probable future cost-of-living increases to the limit on the amount of compensation that may be taken into account and to the Social Security wage base). Messrs. Galef and Canova do not participate in the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no interlocks between the Company and other entities involving the Company's executive officers and directors and those of other entities.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors, consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company's executive officers.

    GENERAL. The Company's compensation program for executive officers currently consists of annual base salary and bonus as well as awards of stock options and occasionally, restricted stock grants. Salary and bonus payments are primarily designed to reward current and past performance. Stock options and restricted stock are awarded to provide incentives for superior long-term future performance as well as for retention of executive officers. All stock option and restricted stock grants are made under the 1987 Stock Option Plan or the 1989 Incentive Stock Compensation Plan, each of which was approved by the Company's stockholders. Stock option and restricted stock awards are directly linked to the stockholders' interests, since the potential value of the awards to the executive officers is directly related to the future price of the Company's Common Stock.

    The Committee's decisions concerning the base salary and total cash compensation (base salary plus bonus) of individual executive officers during fiscal year 1996 were made primarily in the context of executive performance in light of the Company's circumstances, historical practice and the current competitive environment. The Compensation Committee considered competitive compensation data from four independent sources. These sources included broad-based compensation surveys of various manufacturing and/or electrical equipment companies with sales volumes comparable to the Company's. The Committee found that the executive officers' compensation levels were consistent with companies included in each of the foregoing sources.

    BONUSES. For fiscal year 1996 bonuses the Committee adopted a formula (which varies from year to year) at the beginning of the fiscal year for each executive officer except Mr. Galef. Pursuant to the 1996 formula, separate bonus pools were created for each operating group. The size of contributions to these pools was determined by operating profit compared to the prior year, operating profit compared to plan and improvements in inventory and receivables measurements. One-third of these pools was contributed to the corporate group, which includes executive officers. Each bonus participant, including executive officers, was assigned a participation percentage in the relevant pool, derived by dividing a target percentage of the individual's salary by the total comparable amounts of other pool participants. For purposes of such calculation, 75% and 100% were used, respectively, for the target percentages for vice presidents and executive/senior vice presidents. In addition to the amounts paid pursuant to the foregoing formula, discretionary bonuses of $41,400, $25,700 and $23,800 were paid, respectively, to Brian Dundon, Antonio Canova and one other executive officer, based upon the Committee's assessment of their individual performance.

    CHIEF EXECUTIVE OFFICER. In June 1996, Ronald N. Hoge was elected as MagneTek's President and Chief Executive Officer. For a description of the terms of Mr. Hoge's proposed employment agreement, see "Compensation -- Employment Agreement."

    Mr. Galef's services through June 1996 as Chief Executive Officer and his ongoing services as Chairman of the Board of Directors are provided to the Company in accordance with the provisions of a management agreement with The Spectrum Group, Inc. ("Spectrum"), as amended. Under this agreement, Spectrum provides management services to the Company for an annual fee plus certain allocated and out-of-pocket expenses. The annual fee paid under this agreement in fiscal 1996 was $678,000, and such fee and expenses totaled $865,000 for fiscal 1996. In addition, Spectrum or its designee may receive an annual management bonus in an amount to be determined by, and within the discretion of, the Compensation Committee. No such bonus was paid in respect of fiscal 1996. Mr. Galef, Chairman, President, Chief Executive Officer and owner of Spectrum, has provided strategic management services to a variety of companies for more than 20 years. The Board of Directors of the Company considers the management services provided by Spectrum important to achieving its strategy.

    STOCK OPTIONS AND RESTRICTED STOCK. The Committee awarded a total of 608,000 non-qualified stock options to the executive officers during the Company's 1996 fiscal year, all of which were granted under the 1989 Incentive Stock Compensation Plan. In awarding these non-qualified stock options, the Committee reviewed the number of options previously granted to each executive officer, as well as the aggregate awards granted to all executive officers and associates of the Company, in light of a study prepared for the Company by Hewitt Associates, an independent compensation consulting firm. The size of the individual awards is determined with input from management and is designed to maintain competitiveness and promote long-term productivity from the executive officers. In fiscal 1996 the only restricted stock grants were those made to Mr. Hoge. See "Compensation -- Employment Agreement."

    TAX DEDUCTIBILITY CONSIDERATIONS. The Committee has reviewed the Company's compensation plans with regard to the deduction limitation under Section 162(m) of the Code. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, unless compensation is performance-based. The Committee has determined that no portion of anticipated compensation payable to any executive officer in 1996 would be non-deductible. The Committee will continue to address this issue when formulating compensation arrangements for executive officers, but believes that the deductibility of officer compensation in excess of the $1 million threshold is not likely to be an issue for the Company to address in the foreseeable future.

    The foregoing report on executive compensation is provided by the following directors who comprise the Compensation Committee of the Board of Directors:

       Marguerite W. Sallee (Chairman)
       Paul J. Kofmehl
       Crocker Nevin
       Robert E. Wycoff

PERFORMANCE GRAPH

    Shown below is a line graph comparing the cumulative total return to stockholders of the Company's Common Stock, the Standard & Poors 500 Index ("S&P 500"), the Standard & Poors Electrical Equipment Index ("S&P Electrical") and the Dow Jones Electrical Components & Equipment Index ("Dow Jones Electrical") from June 31, 1991 to June 30, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
     AMONG MAGNETEK INC., S&P 500, S&P ELECTRICAL AND DOW JONES ELECTRICAL

                         JUNE 30, 1991 - JUNE 30, 1996

                              [PERFORMANCE CHART]


                           6/30/91    6/30/92    6/30/93    6/30/94    6/30/95    6/30/96
                          ---------  ---------  ---------  ---------  ---------  ---------
MagneTek, Inc...........  $  100.00     108.33     140.74     107.41     100.93      71.30
S&P 500.................     100.00     113.36     128.74     130.59     164.53     207.19
S&P Electrical..........     100.00     104.97     128.91     127.89     159.47     234.32
Dow Jones Electrical....     100.00      99.03     113.59     111.40     138.28     168.81

------------------------
* Assuming $100 invested in MagneTek, Inc. Common Stock and each index on June 30, 1991, and reinvestment of all dividends.

                              CERTAIN TRANSACTIONS

    The Company has an agreement with the Spectrum Group, Inc. ("Spectrum") whereby Spectrum will provide management services to the Company through fiscal 1999 at an annual fee plus certain allocated and out of pocket expenses. The Company's Chairman is also the chairman of Spectrum. The services provided include consultation and direct management assistance with respect to operations, strategic planning and other aspects of the business of the Company. Fees and expenses paid to Spectrum for these services under the agreement amounted to $865,000 for the year ended June 30, 1996.

    During the year ended June 30, 1996, the Company paid approximately $952,000 in fees to charter an aircraft owned by a company in which the Chairman is the principal shareholder. The Company believes the fees paid were equivalent to those that would be paid under an arm's-length transaction.

    Under the terms of his employment, Mr. Hoge has received approximately $484,000 from the Company under an interest-free loan of up to $1 million in connection with the purchase of a residence. See "Executive Compensation -- Employment Agreement" above.

                               COMPANY PROPOSALS

    The following proposals will be submitted for stockholder consideration and voting at the Annual Meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Nominating Committee of the Board of Directors of the Company has nominated and recommends for election as directors the following seven persons to serve for the ensuing year until the next Annual Meeting of Stockholders and thereafter until their respective successors are elected and have been qualified:

       Andrew G. Galef
       Ronald N. Hoge
       Dewain K. Cross
       Paul J. Kofmehl
       Crocker Nevin
       Marguerite W. Sallee
       Robert E. Wycoff

    All of the nominees are presently directors of the Company. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority in the Proxy will be exercised to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed Proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors unless otherwise indicated. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                             STOCKHOLDER PROPOSALS

    No proposals have been submitted by stockholders for consideration at the Annual Meeting. Any proposal relating to a proper subject which an eligible stockholder of the Company may intend to present for action at the 1997 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company not later than June 25, 1997, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The Company anticipates that next year's annual meeting will take place on October 23, 1997.

                                 OTHER MATTERS

    The Company does not know of any business other than that described herein which will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business shall properly come before the Annual Meeting, shares represented by Proxies will be voted in accordance with the best judgment of the persons named therein or their substitutes. Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the Annual Meeting. At that time they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Annual Report of the Company for the 1996 fiscal year is being mailed to stockholders together with this Proxy Statement.

    THE COMPANY WILL SEND TO STOCKHOLDERS UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED JUNE 30, 1996 WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF THE SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          Samuel A. Miley
                                          Vice President, General Counsel and
                                          Secretary
Nashville, Tennessee
October 1, 1996

1. Election of Directors   FOR all nominees / /     WITHHOLD AUTHORITY to vote     / /    * EXCEPTIONS / /
                           listed below             for all nominees listed below.

Nominees: Andrew G. Galef, Ronald N. Hoge, Dewain K. Cross, Paul J. Kofmehl, Crocker Nevin, Marguerite W. Sallee and
          Robert E. Wycoff
(INSTRUCTIONS: TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES, MARK THE "FOR" BOX ON ITEM 1. TO WITHHOLD VOTING FOR ALL DIRECTOR
NOMINEES, MARK THE "WITHHELD" BOX ON ITEM 1. IF YOU WISH TO VOTE FOR SOME BUT NOT ALL DIRECTOR NOMINEES, MARK THE "EXCEPTIONS"
BOX ON ITEM 1 AND ENTER THE NAME(S) OF THE DIRECTOR NOMINEES(S) FOR WHOM YOU WISH TO WITHHOLD VOTING IN THE SPACE PROVIDED.)

*Exceptions  __________________________________________________________________________________________________________________

2. The undersigned confers upon the proxies hereby appointed discretion to act upon such other business as may properly come before said meeting or adjournment thereof.


                                                I plan to attend the meeting.

                                                Yes / /     NO / /     CHANGE OF ADDRESS OR
                                                                       COMMENTS MARK HERE    / /


                                                            Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated
                                                            October 1, 1996 is hereby acknowledged.

                                                            Dated: ______________________________________________________________

                                                            _____________________________________________________________________
                                                                                 Signature of Stockholder
                                                            _____________________________________________________________________
                                                                                 Signature of Stockholder
                                                            (Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign stating name and title. Executors and trustees should give full title as such.)

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE,               VOTES MUST BE INDICATED
WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.                           (X) IN BLACK OR BLUE INK.  / /



PROXY

                                                    MAGNETEK, INC.
                                    ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 24, 1996
                                    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints ANDREW G. GALEF and SAMUEL A. MILEY, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the
Company, 26 Century Boulevard, Nashville, Tennessee 37214 on October 24, 1996, at 10:00 a.m. and any adjournment thereof.

     1. ELECTION OF DIRECTORS
        Nominees are: Andrew G. Galef, Ronald N. Hoge, Dewain K. Cross, Paul J. Kofmehl, Crocker Nevin,
        Marguerite W. Sallee and Robert E. Wycoff

                     UNMARKED PROXIES WILL BE VOTED "FOR" THE FOREGOING MATTER
                                 UNLESS SPECIFIED TO THE CONTRARY.

(Continued and to be voted, dated and signed on the reverse side.)


                                                  MAGNETEK, INC.
                                                  P.O. BOX 11128
                                                  NEW YORK, N.Y. 10203-0128


MAGNETEK, INC.
IER Proxy Services
P.O. Box 7008
San Carlos, CA 94070-7008



                             WITHHOLD
                            AUTHORITY
        FOR              to vote for all
    all nominees         nominees listed
listed to the right       to the right
        / /                    / /






Proxy Number:






                                  MAGNETEK, INC.
                 Annual Meeting of Stockholders, October 24, 1996
                           THE PROXY IS SOLICITED BY
                            THE BOARD OF DIRECTORS


The undersigned hereby appoints ANDREW G. GALEF and SAMUEL A. MILEY, or either of them, attorneys and proxies to represent the undersigned with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 26 Century Boulevard, Nashville, Tennessee 37214 on October 24, 1996, at 10:00 a.m. and any adjournment thereof.

1. Election of Directors
   ---------------------

   Nominees are: Andrew G. Galef, Ronald N. Hoge, Dewain K. Cross, Paul J. Kofmehl, Crocker Nevin, Marguerite W. Sallee and Robert E. Wycoff

   (INSTRUCTIONS: To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all Director nominees, mark the "Withhold Authority" box on Item 1. If you wish to vote for some but not all Director nominees, mark the "Exceptions" box on Item 1 and enter the name(s) of the Director nominee(s) for whom you wish to withhold voting in the space provided.)

   / / EXCEPTIONS
                  -------------------------------------------------------------

   UNMARKED PROXIES WILL BE VOTED "FOR" THE FOREGOING MATTER UNLESS SPECIFIED TO THE CONTRARY.

2. The undersigned confers upon the proxies hereby appointed discretion to act upon such other business as may properly come before said meeting or adjournment thereof.

   I plan to attend the meeting.   / / Yes   / / No

        Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated October 1, 1996 is hereby acknowledged.

        Dated:
               ---------------------------------------

        -----------------------------------------------------------------------
        Signature of Stockholder

        -----------------------------------------------------------------------
        Signature of Stockholder


fold here                                                             fold here


                                  MAGNETEK, Inc.
                                  MagneTek Plan


As a participant in the MagneTek FlexCare Plus Retirement Savings Plan or the MagneTek Unionized Employee Savings Plan (collectively, the "Plan"), you have the right to direct BZW Barclays Global Investors, N.A. (the "Plan Trustee") to vote the shares of Common Stock of MagneTek, Inc. (the "Company") represented by your interest attributable to such shares held in the MagneTek Stock Fund under the Plan at the Annual Meeting of Stockholders of the Company to be held on October 24, 1996.

For your information, a Proxy Statement and an Annual Report are enclosed. In addition, a postage-paid return envelope addressed to IER Proxy Services is enclosed for your use in returning your completed, signed and dated Proxy Vote Card to the Plan Trustee.

The Plan Trustee will hold your voting instructions in confidence and will not divulge or release specific information regarding your instructions to any person, including officers or employees of the Company, except to the extent required by law.

If your completed Proxy Vote Card is not received by the Plan Trustee by October 22, 1996, the Administrative Committee for the Plan may direct the Plan Trustee to vote your shares.


BZW Barclays Global Investors, N.A.


(Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign stating name and title. Executors and trustees should give full title as such.)

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